Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

LRAD Corporation

San Diego, California

We consent to the incorporation by reference in Registration Statements (No. 333-144698) and (No. 333-125454) on Form S-8 and (No. 333-172552) on Form S-3 of LRAD Corporation of our report dated December 3, 2015, relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of LRAD Corporation for the year ended September 30, 2015.

/s/ SQUAR MILNER LLP (formerly SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP)

San Diego, CA
December 3, 2015